Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-55380) of BearingPoint, Inc. of our report dated October 22, 2004 relating to the financial statements of the BearingPoint, Inc. 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 27, 2004

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